EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.001 per share, of Coinstar, Inc. is filed jointly, on behalf of each of them.

Dated:   February 13, 2002                   /s/  Mark A. Riely
                                             -----------------------------
                                             Mark A. Riely


                                             /s/ Curtis A. Alexander
                                             -----------------------------
                                             Curtis A. Alexander

                                             MEDIA GROUP INVESTORS, L.P.
                                             By:  Media Group Management, Inc.,
                                                     its general partner


                                             By: /s/  Mark A. Riely
                                             -----------------------------
                                             Name: Mark A. Riely
                                             Title: President